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                                                                Exhibit 99.5
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    LOGO: Holding Company
    Subscription & Community Stock Order Form

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    BANK                                                  The Provident Bank
    USE                                                    Conversion Center
                                                           xxx xxxxxx Street
                                                        xxxxxxx, xxxxxxxx xxxxx
                                                            (xxx) xxx-xxxx
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IMPORTANT-PLEASE NOTE: A properly completed original       Expiration Date
stock order form must be used to subscribe for          for Stock Order Forms:
common stock. Copies of this form are not required      Xxxxxx, xxxxx xx, 2002
to be accepted. Please read the Stock Ownership         x:00 p.m., New Jersey
Guide and Stock Order Form Instructions as you                   Time
complete this form.
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    (1)  Number of Shares   Subscription  (2)   Total Payment Due
    ----------------------     Price      -----------------------------
                             X $10.00 =   $
    ----------------------                -----------------------------

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The minimum number of shares that may be subscribed for is 25 and the maximum number of shares that may be subscribed for in the subscription offering is xx,000 shares. See Instructions.
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[ ] (3) Employee/Officer/Director Information
    Check here if you are an employee, officer or director of
    The Provident Bank or a member of such person's immediate
    family living in the same household.
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    (4) Method of Payment/Check                          Check Amount
    Enclosed is a check, bank draft or money
    order made payable to The Provident Bank  ------------------------------
    in the amount indicated in this box.      $
                                              ------------------------------
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    (5)   Method of Payment/Withdrawal
    The undersigned authorizes withdrawal from the following account(s) at The Provident Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts or Qualified Plans maintained at The Provident Bank cannot be used unless special transfer arrangements are made.

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    Amount Number(s) to Withdraw    $ Withdrawal  Amount(s)      Bank
                                                                  Use
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       Total Withdrawal Amount      $
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    (6)  Purchaser Account Information
 a. [ ] Check here if you are an Eligible Account
        Holder with a deposit account(s) totalling
        $50.00 or more on March 31, 2001.
        List account(s) below.
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                 Account Title       Account Number(s)   Bank
              (Names on Accounts)                         Use
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    PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF
    PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.
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    (7)   Stock Registration/Form of Stock Ownership

    [ ] Individual          [ ] Joint Tenants    [ ] Tenants in Common

    [ ] Fiduciary           [ ] Company/Corp/    [ ] Uniform Transfers
        (i.e. trust estate)     Partnership          to Minors Act

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    [ ] IRA or other qualified plan (beneficial owners ss# above)
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    (8) Name(s) in which stock is to be registered (please print clearly)
        Adding the names of other persons who are not owners of your qualifying accounts will result in your order becoming null and void.

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    Name(s)                                         Social Security # or Tax ID

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    Name(s) continued                               Social Security # or Tax ID

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    Street Address                                  County of Residence

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    City                                            State              Zip Code

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    (9)  Telephone     Daytime                      Evening
                       (               )            (                )
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[ ] (10) NASD Affiliation
         Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person affiliated, or associated, with an NASD member, (continued on reverse side of this form)
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[ ] (11) Associates/Acting In Concert
         Check here and complete the reverse side of this form, if you or any associates or persons acting in concert with you have submitted other orders for shares.
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    (12) Acknowledgment

                                                                        --------
         To be effective, this stock order form and accompanying        BANK USE
         certification form must be properly completed and physically   --------
         received by The Provident Bank no later than x:00 p.m., New
         Jersey Time, on Xxxxxx, xxxxx xx, 2002, unless extended;
         otherwise this stock order form and all subscription rights
         will be void. The undersigned agrees that after receipt by     --------
         The Provident Bank, this stock order form may not be
         modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at
         The Provident Bank has been given as payment for shares; the   --------
         amount authorized for withdrawal shall not otherwise be
         available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax
         ID Number and the information provided on this stock order     --------
         form is true, correct and complete, that I am not subject to   BANK USE
         back-up withholding, and that I am purchasing shares solely    --------
         for my own account and that there is no agreement or
         understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that
         this stock order form will be accepted in accordance with,     --------
         and subject to, the terms and conditions of the plan of conversion of the Bank described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank.

         Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of
         another. The Provident Bank and Provident Financial
         Services, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
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Signature                         Date  Signature                         Date


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            THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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Item (6) Purchaser Account Information - a, b & c continued:
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           Account Title             Account Number(s)            Bank
        (Names on Accounts)                                       Use
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Item (10) NASD continued:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an
NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's
Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and
(ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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Item (11) Associates continued: List below all other orders submitted by you or
Associates (as defined) or by persons acting in concert with you.
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Name(s) listed on          Number of      Name(s) listed on           Number of
other stock order           Shares        other stock order            Shares
forms                      Ordered        forms continued             Ordered
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"Associate" is defined as: (i) any corporation or organization (other than
Provident Financial Services, Inc., The Provident Bank or any majority-owned subsidiary thereof) of which such person is an officer, trustee or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (exclusive of any of any tax-qualified employee stock benefit plan); (iii) any person who is related by blood or marriage to such person, and (i) lives in the same home as such person; or (ii) is a director or senior officer of The Provident Bank or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate of any director, or officer of Provident Financial Services, Inc. or The Provident Bank, to the extent provided in the plan. When used to refer to a person other than an officer or director of The Provident Bank, or Provident Financial Services, Inc. The Provident Bank in its sole discretion may determine the persons that are Associates of other persons. Directors of Provident Financial Services, Inc. and The Provident Bank shall not be deemed to be Associates solely as a result of their membership on any such board or boards.
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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK

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                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY HOLDING COMPANY, THE PROVIDENT BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation, Regional Director of the New York Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Holding Company (the "Company"), the proposed holding company for The Provident Bank, I received a prospectus of the Company dated xxxxxxx xx, 2002 relating to such offer of common stock.

The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page xx, the risks involved in the investment in this common stock, including but not limited to the following:










      (By Executing this Certification Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of
                  1933 and the Securities Exchange Act of 1934)

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Signature                         Date  Signature                          Date

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Print Name                              Print Name

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          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

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[Logo]  Holding Company

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                              Stock Ownership Guide
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Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
   o The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
     (name). If an individual and a corporation, list the corporation's title before the individual.
   o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
   o A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
   o The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
   o The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                          Stock Order Form Instructions

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Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of conversion outlined in the prospectus, the maximum purchase in the subscription offering is $xxx,xxx (xx,xxx shares), and the maximum purchase in the community offering (if held) by any person, is $xxx,xxx (xx,xxx shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $x,xxx,xxx (xxx,xxx shares) of common stock.
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Item 3 - Employee/Officer/Trustee Information
Check this box to indicate whether you are an employee, officer or trustee of The Provident Bank or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check
Indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of The Provident
Bank) or by check, bank draft or money order payable to The Provident Bank. Your funds will earn interest at The Provident Bank's passbook rate of interest until the conversion is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)
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Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at The Provident Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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Item 6 - Purchaser Information
     a. Check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on March 31, 2001.

Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.

       Note: Failure to list all your accounts or loans may result in the loss of part or all of your subscription rights.
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Items 7, 8 and 9 - Stock Registration/Form of Stock Ownership, Names and
                   Telephone Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Holding Company common stock. Complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

    Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
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Item 10 - NASD Affiliation
Check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12 - Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by the conversion center of The Provident Bank no later than x:00 p.m., New Jersey Time, on Xxxxxx, xxxxx xx, 2002 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion center at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.

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